EXHIBIT 24(B)(10)(A)

                    WRITTEN OPINION AND CONSENT OF BLAZZARD,
                             GRODD & HASENAUER, P.C.

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BLAZZARD, GRODD & HASENAUER, P.C.                                [Letterhead]





                                            July 14, 1997



Board of Directors
PHL Variable Insurance Company
One American Row
Hartford, CT 06115

                  RE:      Opinion of Counsel
                           PHL Variable Accumulation Account


Gentlemen:

         You have requested our Opinion of Counsel in connection with the filing with the Securities and Exchange Commission of Post-Effective Amendment No. 4 to a Registration Statement on Form N-4 (File Nos. 33-87376 and 811-8914) with respect to a Variable Accumulation Deferred Annuity Contract (the "Contract") to be issued by PHL Variable Insurance Company and its separate account, PHL Variable Accumulation Account.

         We have made such examination of the law and have examined such records and documents as in our judgment are necessary or appropriate to enable us to render the following opinion:

                  Upon the acceptance of purchase payments made by an Owner pursuant to a Contract issued in accordance with the Prospectus contained in the Registration Statement and upon compliance with applicable law, such an Owner will have a legally-issued, fully paid, non-assessable contractual interest under such Contract.

         This opinion is limited solely to its use as an exhibit to your Post-Effective Amendment No. 4 to Form N-4 (File Nos. 33-87376 and 811-8914).




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BLAZZARD, GRODD & HASENAUER, P.C.



Board of Directors
PHL Variable Insurance Company
July 14, 1997
Page 2




         We consent to the references to our Firm under the captions "Legal Matters" in the Prospectus and "Experts" in the Statement of Additional Information which forms a part of the Registration Statement.


                                            Sincerely,

                                            BLAZZARD, GRODD & HASENAUER, P.C.



                                            By: /s/ Lynn Korman Stone
                                                ---------------------
                                                Lynn Korman Stone